Exhibit 99.1

CONTACT:	Jeff Schweitzer UNIVEST CORPORATION OF PENNSYLVANIA Chief Financial Officer 215-721-2458, schweitzerj@univest.net
FOR IMMEDIATE RELEASE
UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST NATIONAL
BANK AND TRUST CO. – REPORTS FOURTH QUARTER AND YEAR END EARNINGS
SOUDERTON, Pa., January 27, 2010 – Univest Corporation of Pennsylvania (NASDAQ: UVSP), parent company of Univest National Bank and Trust Co. of Souderton, Pa., today announced financial results for the fourth quarter ended December 31, 2009. Univest reported net income of $1.5 million or $0.09 diluted earnings per share for the quarter ended December 31, 2009, compared to net income of $3.8 million or $0.29 diluted earnings per share for the quarter ended December 31, 2008.
For the year ended December 31, 2009, Univest reported net income of $10.8 million or $0.75 diluted earnings per share compared to net income of $20.6 million or $1.60 diluted earnings per share reported for the year ended December 31, 2008. The decrease year over year is primarily due to an increase in the provision for loan and lease losses of $12.1 million, increased FDIC insurance expense of $2.4 million, along with death benefit claims on bank owned life insurance policies in the prior year of $1.9 million.
Loans
Total loans and leases declined $25.1 million during the quarter primarily due to a decline in commercial loans and commercial real estate loans of $5.9 million, due to less credit demand and utilization of lines by businesses responding to the current economic environment, along with a decrease in lease outstandings of $5.0 million and a decline in residential mortgage loans of $13.3 million, as predominately all mortgage originations are being sold in the secondary market as a result of the low interest rate environment, in order to manage Univest’s interest rate risk.
Deposits
Total non-time deposits increased $75.2 million during the quarter or 28.73% on an annualized basis. The increase consisted of an increase of $16.3 million or 28.56% annualized in demand deposits, and $58.9 million or 28.78% annualized in NOW, money market and savings accounts. These increases were offset by a decline in time deposits of $47.8 million.

Net Interest Income and Margin
Net interest income of $16.8 million in the fourth quarter of 2009 was flat with the amount from the fourth quarter of 2008. The net interest margin on a tax-equivalent basis for the fourth quarter of 2009 decreased 14 basis points to 3.69% compared to 3.83% for the fourth quarter of 2008. The decrease in the net interest margin can be attributed to increased non-accrual loans and leases as non-accrual loans and leases increased $28.5 million from December 31, 2008 to December 31, 2009. The impact to the margin of the increased non-accrual loans and leases was 10 basis points during the quarter.
Net interest income increased $1.9 million or 2.87% for the year ended December 31, 2009 compared to the year ended December 31, 2008. The net interest margin on a tax equivalent basis for the year ended December 31, 2009 increased 6 basis points to 3.79% compared to 3.73% for the prior year. The increases in net interest income and net interest margin are primarily due to increased average loan volume and declines in the cost of interest-bearing liabilities exceeding the declines in yields on total interest earning assets. Average loans increased $51.2 million or 3.65% year over year, which was driven by an increase in average commercial loans and commercial real estate loans of $65.1 million or 7.51%.
Non-Interest Income
Total non-interest income increased for the quarter ended December 31, 2009 compared to the quarter ended December 31, 2008. For the quarter ended December 31, 2009, Univest reported total non-interest income of $8.8 million compared to $5.3 million for the comparable period in the prior year. This increase is primarily due to increased mortgage banking revenue of $870 thousand for the quarter ended December 31, 2009 compared to the same period in the prior year and increased revenues from the acquisitions of Trollinger Consulting Group and Liberty Benefits, Inc. at the end of 2008. Additionally, Univest recorded other-than-temporary impairment charges on certain bank equity securities in the fourth quarter of 2009 of $761 thousand compared to charges of $323 thousand in the fourth quarter of 2008. The total remaining cost basis of Univest’s bank equity securities was $2.7 million at December 31, 2009 with an aggregate fair value of $3.0 million. This impairment charge was offset by investment gains realized during the quarter of $1.0 million.

Total non-interest income increased $3.3 million or 12.41% year over year. This increase is due to increased mortgage banking revenue of $2.1 million, increased investment securities gains of $870 thousand along with increased revenues from the acquisitions of Trollinger Consulting Group and Liberty Benefits, Inc. These increases were offset by $1.9 million of revenue from death benefit claims on bank owned life insurance in the prior year and other than temporary impairment on bank equity securities of $2.2 million recorded during the year ended December 31, 2009 compared to $1.3 million recorded during the year ended December 31, 2008.
Non-Interest Expense
Non-interest expense for the fourth quarter of 2009 increased $2.6 million, or 17.50%, primarily due to higher FDIC insurance costs, increased losses on other real estate owned, along with increased salaries and employee benefits expense. FDIC insurance costs increased $122 thousand quarter over quarter primarily due to premium increases affecting all financial institutions. During the quarter, Univest recorded $111 thousand of expense related to certain other real estate owned. Salary and employee benefits expenses increased primarily due to increased health insurance costs of $324 thousand, increased pension costs of $287 thousand, along with normal merit increases and increased headcount due to the prior year acquisitions mentioned earlier and from our mortgage banking initiative launched in the fourth quarter of 2008.
Non-interest expense for the year ended December 31, 2009 increased $8.1 million, or 14.15%, primarily due to higher FDIC insurance costs, along with increased salaries and employee benefits expense. FDIC insurance costs increased $2.4 million year over year, which includes the special assessment levied on all banks in the second quarter of 2009, which cost Univest $947 thousand. Salaries and employee benefits expense increased $5.0 million primarily due to increased pension expenses of $1.1 million, increased health insurance expenses of $611 thousand, along with normal merit increases combined with increased headcount from the prior year acquisitions along with our recent mortgage banking initiatives.
Credit Quality and Provision for Loan and Lease Losses
Nonaccrual loans and leases were $33.5 million at December 31, 2009 compared to $33.1 million at September 30, 2009 and $5.0 million at December 31, 2008. Nonperforming loans and leases as a percentage of total loans and leases equaled 2.65% at December 31, 2009 compared to 2.55% at September 30, 2009 and 0.45% at December 31, 2008. The increase from year-end is primarily due to an increase in non-accrual loans of $28.5 million and an increase in restructured loans of $3.2 million. Net loan and lease charge-offs for the year ended December 31, 2009 were $9.2 million or 0.63% of average loans and leases compared to $8.7 million or 0.62% for the year ended December 31, 2008. The provision for loan and lease losses was $7.4 million for the fourth quarter of 2009 compared to $2.4 million for the corresponding quarter in the prior year. For the year ended December 31, 2009, the provision for loan and lease losses was $20.9 million compared to $8.8 million for the prior year. The increase in the provision is due to the migration of loans to higher-risk ratings as a result of deterioration of underlying collateral and economic factors. As a result of the increased provision, the allowance for loan and lease losses as a percentage of total loans and leases increased to 1.74% at December 31, 2009 from 1.51% at September 30, 2009 and 0.90% at December 31, 2008. The allowance for loan and lease losses to nonperforming loans and leases equaled 65.54% at December 31, 2009 which increased from 59.35% at September 30, 2009. The allowance for loan and lease losses to nonperforming loans and leases was 200.15% at December 31, 2008.

Capital
Univest continues to remain well-capitalized at December 31, 2009. Univest’s total risk-based capital at December 31, 2009 was 15.76%, well in excess of the regulatory minimum for well capitalized status of 10% for total risk-based capital.
Dividend
On January 4, 2010, Univest Corporation paid a quarterly cash dividend of $0.20 per share, which represented a 4.56% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.
About Univest Corporation
Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties.  Univest National Bank and Trust Co., member FDIC and Equal Housing Lender, offers customers 32 financial service centers, 12 retirement financial services centers, and 38 ATM locations throughout the region, and is the parent company of Univest Capital, Inc., a small ticket commercial finance business;  Univest Insurance, Inc., an independent insurance agency headquartered in Lansdale, Pa., which serves commercial and personal customers; and  Univest Investments, Inc., Member FINRA and SIPC, a full-service broker-dealer and investment advisory firm. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.
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This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
12/31/2009
(Dollars in thousands)

Balance Sheet (Period End)	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08
Assets	$2,085,421	$2,117,849	$2,086,821	$2,065,901	$2,084,797
Securities	420,045	472,491	425,774	410,357	432,266
Loans held for sale	1,693	1,439	1,119	5,072	544
Loans and leases, gross	1,425,980	1,451,128	1,464,886	1,450,420	1,449,892
Allowance for loan and lease losses	24,798	21,945	18,824	14,720	13,118
Loans and leases, net	1,401,182	1,429,183	1,446,062	1,435,700	1,436,774
Total deposits	1,564,258	1,536,903	1,565,076	1,573,052	1,527,328
Non-interest bearing deposits	242,691	226,395	222,877	218,148	221,863
NOW, Money Market and Savings	871,025	812,122	833,825	819,659	795,495
Time deposits	450,542	498,386	508,374	535,245	509,970
Borrowings	214,063	267,821	265,457	245,962	312,736
Shareholders’ equity	267,807	268,052	208,358	206,238	203,207

	For the three months ended,					For the twelve months ended
Balance Sheet (Average)	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08	12/31/09	12/31/08
Assets	$2,096,945	$2,098,964	$2,077,565	$2,059,965	$2,028,900	$2,080,857	$2,025,060
Securities	454,096	447,925	413,142	419,995	403,783	433,922	403,783
Loans and leases, gross	1,438,880	1,456,446	1,471,231	1,446,095	1,437,721	1,453,174	1,401,971
Deposits	1,553,308	1,547,436	1,560,317	1,555,964	1,523,964	1,554,230	1,538,134
Shareholders’ equity	267,645	240,267	208,321	204,544	205,384	230,395	204,095

Asset Quality Data (Period End)	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08
Nonaccrual loans and leases	$33,498	$33,116	$5,762	$3,675	$5,029
Accruing loans and leases 90 days or more past due	726	644	1,839	2,109	1,145
Troubled debt restructured	3,611	3,216	3,324	747	380
Other real estate owned	3,428	3,330	2,812	2,824	346
Nonperforming assets	41,313	40,306	13,737	9,355	6,900
Allowance for loan and lease losses	24,798	21,945	18,824	14,720	13,118
Nonperforming loans and leases / Loans and leases	2.65%	2.55%	0.75%	0.45%	0.45%
Allowance for loan and lease losses / Loans and leases	1.74%	1.51%	1.29%	1.01%	0.90%
Allowance for loan and lease losses / Nonperforming loans	65.54%	59.35%	172.30%	225.39%	200.15%

	For the three months ended,					For the twelve months ended
	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08	12/31/09	12/31/08
Net loan and lease charge-offs	$4,595	$2,807	$1,249	$554	$4,263	$9,205	$8,737
Net loan and lease charge-offs (annualized)/Average loans and leases	1.27%	0.76%	0.34%	0.16%	1.18%	0.63%	0.62%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
December 31, 2009
(Dollars in thousands, except per share data)

	For the three months ended,					For the twelve months ended
For the period:	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08	12/31/09	12/31/08
Interest income	$23,184	$24,244	$24,529	$24,402	$26,455	$96,359	$108,057
Interest expense	6,409	6,901	7,356	8,057	9,630	28,723	42,310

Net interest income	16,775	17,343	17,173	16,345	16,825	67,636	65,747
Provision for loan and lease losses	7,449	5,928	5,353	2,156	2,427	20,886	8,769

Net interest income after provision	9,326	11,415	11,820	14,189	14,398	46,750	56,978
Noninterest income:
Trust fee income	1,461	1,325	1,325	1,425	1,171	5,536	6,004
Service charges on deposit accounts	1,986	1,745	1,692	1,613	1,723	7,036	6,808
Investment advisory commission and fee income	1,025	876	766	760	536	3,427	2,374
Insurance commissions and fee income	1,514	1,470	1,964	2,133	1,128	7,081	5,723
Bank owned life insurance income	351	405	408	157	25	1,321	2,791
Other-than-temporary impairment	(761)	(47)	(223)	(1,177)	(323)	(2,208)	(1,251)
Net gain (loss) on sales of securities	1,023	112	(22)	37	201	1,150	280
Gain on sales of loans held for sale	891	401	669	261	21	2,222	81
Other income	1,329	811	1,247	965	846	4,352	3,805

Total noninterest income	8,819	7,098	7,826	6,174	5,328	29,917	26,615
Noninterest expense
Salaries and benefits	9,755	8,818	9,417	9,432	8,291	37,422	32,413
Premises and equipment	2,138	2,216	2,125	2,233	2,225	8,712	8,477
Deposit insurance premiums	599	526	1,477	583	477	3,185	768
Other expense	4,976	4,003	3,771	3,255	3,874	16,005	15,567

Total noninterest expense	17,468	15,563	16,790	15,503	14,867	65,324	57,225

Income before taxes	677	2,950	2,856	4,860	4,859	11,343	26,368
Applicable income taxes	(845)	197	187	1,024	1,054	563	5,778

Net income	$1,522	$2,753	$2,669	$3,836	$3,805	$10,780	$20,590

Per Common Share Data:
Book value per share	$16.27	$16.30	$16.00	$15.87	$15.71	$16.27	$15.71
Net income per share:
Basic	$0.09	$0.19	$0.21	$0.30	$0.30	$0.75	$1.60
Diluted	$0.09	$0.19	$0.21	$0.30	$0.29	$0.75	$1.60
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	16,464,824	13,635,961	13,023,148	12,977,369	12,921,814	14,347,104	12,872,899
Period end shares outstanding	16,465,083	16,442,021	13,023,704	12,996,291	12,938,514	16,465,083	12,938,514

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
12/31/09

	For the three months ended,					For the twelve months ended
	12/31/09	09/30/09	06/30/09	03/31/09	12/31/08	12/31/09	12/31/08
Profitability Ratios (annualized)

Return on average assets	0.29%	0.52%	0.52%	0.76%	0.75%	0.52%	1.02%
Return on average shareholders’ equity	2.26%	4.55%	5.14%	7.61%	7.37%	4.68%	10.09%
Net interest margin (FTE)	3.69%	3.82%	3.87%	3.76%	3.83%	3.79%	3.73%
Efficiency ratio (1)	65.28%	60.58%	63.96%	65.70%	64.32%	63.88%	58.78%

Capitalization Ratios

Dividends paid to net income	216.43%	119.47%	97.60%	67.75%	67.94%	109.37%	50.03%
Shareholders’ equity to assets (Period End)	12.84%	12.66%	9.98%	9.98%	9.75%	12.84%	9.75%
Tangible common equity to tangible assets	10.44%	10.28%	7.49%	7.47%	7.25%	10.44%	7.25%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	11.46%	11.51%	8.86%	8.89%	8.94%	11.46%	8.94%
Tier 1 risk-based capital ratio	14.41%	14.12%	10.65%	10.72%	10.65%	14.41%	10.65%
Total risk-based capital ratio	15.76%	15.47%	11.89%	11.74%	11.60%	15.76%	11.60%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.